PHOTO CONTROL CORPORATION

                                  APRIL 1, 1996


TO THE SHAREHOLDERS OF PHOTO CONTROL CORPORATION:



         You are cordially invited to attend our Annual Meeting of Shareholders to be held on Thursday, May 9, 1996 at 3:30 p.m., Daylight Savings Time, at First Bank, Marquette Office, 6th and Marquette, Minneapolis, Minnesota.

         The formal Notice of meeting, Proxy Statement and Proxy are enclosed.

         Regardless of whether you plan to attend the Meeting, I shall appreciate your completing and signing the accompanying Proxy and returning it in the enclosed envelope.


                                         Very truly yours,


                                         Leslie A. Willig
                                         Chairman of the Board of Directors




                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            PHOTO CONTROL CORPORATION
               (Name of Registrant as Specified in Its Charter)
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.


                            PHOTO CONTROL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   May 9, 1996



TO THE SHAREHOLDERS OF PHOTO CONTROL CORPORATION:

         The Annual Meeting of Shareholders of Photo Control Corporation, a Minnesota Corporation (the "Company"), will be held at 3:30 p.m., Thursday, May 9, 1996, at First Bank, Marquette Office, 6th and Marquette, Minneapolis, Minnesota.

         The items of business are:

         1. To consider and act upon a proposal to set the number of members of the Board of Directors at six.

         2. To elect two directors to hold office for a term of three years, ending in 1999 or until a successor is elected.

         3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Only Shareholders of record as shown on the books of the Company at the close of business on March 11, 1996, will be entitled to vote at the Meeting or any adjournment thereof.

         This Notice, the Proxy Statement, and the enclosed Proxy are sent to you by order of the Board of Directors.

                                                  Mark J. Simonett
                                                  Secretary

Date:  April 1, 1996
Minneapolis, Minnesota




TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.




                            PHOTO CONTROL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 9, 1996

                                 PROXY STATEMENT

         The accompanying proxy is solicited by the Board of Directors of Photo Control Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on May 9, 1996, and at all adjournments thereof, for the purposes set forth in the Notice of Meeting.

         The cost of soliciting proxies, including the preparation, assembly, and mailing of the proxies and soliciting materials, as well as the cost of forwarding such materials to the beneficial owners of Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone. The Company expects that this Proxy Statement and the accompanying form of proxy will be mailed to Shareholders on or about
April 1, 1996.

         Any Shareholder giving a proxy may revoke it at any time prior to its use at the Meeting by giving written notice of such revocation to the Secretary of the Company or by submitting to the Secretary another proxy bearing a later date. Proxies will be voted as specified by Shareholders. Proxies which are signed but which lack such specification will be voted in favor of each proposal.

         The mailing address of the principal executive office of the Company is 4800 Quebec Avenue, North, Minneapolis, Minnesota 55428.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed March 11, 1996, as the record date for the determination of the Shareholders entitled to vote at the Annual Meeting. Persons who were not Shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 11, 1996, there were 1,608,163 outstanding shares of Common Stock, par value $.08 per share, which is the only outstanding class of voting stock of the Company.

         A quorum must be present in order to transact business at the Annual Meeting. A quorum is present if the holders of a majority of all shares outstanding and entitled to vote are represented either in person or by proxy. Each share of Common Stock is entitled to one vote. The proposal to set the number of directors at six requires the affirmative vote of the holders of a majority of the total voting power present in person or by proxy and entitled to vote. Abstentions from voting on setting the number of directors at six will have the effect of votes against, while broker non-votes are treated as shares not voted.

         The election of each director shall be decided by plurality vote. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) will not affect the outcome. Holders of the Common Stock are not entitled to cumulate their votes for the election of directors.


                              ELECTION OF DIRECTORS

                           (PROPOSALS NUMBER 1 AND 2)

         The Bylaws of the Company provide that at each annual meeting the shareholders shall determine the number of directors for the ensuing year. Such number shall not be less than three and not more than six. The Bylaws of the Company also provide for three classes of directors with terms staggered so as to require the election of only one class of directors each year. The terms of two directors belonging to Class II ends with the 1996 Annual Meeting. The Board of Directors therefore recommends that the number of directors of the Company be set at six and that two directors be elected at the 1996 Annual Meeting.

         The Board of Directors nominates Thomas J. Cassady and Joe M. Kilgore for reelection as directors of the Company. If elected, Messrs. Cassady and Kilgore will serve for a three-year term as the Class II directors of the Board of Directors and until their successors are elected and qualified.

         Both Mr. Cassady and Mr. Kilgore are members of the present Board of Directors. Mr. Cassady was elected at the 1992 Annual Meeting of Shareholders. In March 1995, the Board of Directors in accordance with the Company's Bylaws elected Mr. Joe M. Kilgore to fill the vacant Class II director position. If prior to the 1996 Annual Meeting of Shareholders it should become known to the Board of Directors that either Mr. Cassady or Mr. Kilgore will be unable to serve after the Annual Meeting as a director by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominees as is selected by the Board of directors. Alternately, the proxies may, at the discretion of the Board of Directors, not be voted as a result of death, incapacity, or other unexpected occurrence. However, in no event will the proxies be voted for more than two nominees. The Board of Directors has no reason to believe that either Mr. Cassady or Mr. Kilgore will be unable to serve.

         Following is information about the nominees and all other directors of the Company.



Name of                                                       Principal Occupation(s)
Nominee or                    Current Position(s)             and Employment During                          Director
Director          Age         With the Company                Past Five Years                                Since
---------------------------------------------------------------------------------------------------------------------
Nominees for 3-year term
---------------------------------------------------------------------------------------------------------------------

Thomas J.         74          Director                        Mr. Cassady is a retired                       February,
Cassady                                                       President and Vice Chairman of                 1978
(Class II)                                                    Merrill Lynch, Pierce, Fenner &
                                                              Smith, Inc.  He also served that
                                                              Company as a member of its
                                                              Executive Committee.  He is also a
                                                              director of BCT International, Inc.

Joe M.            77          Director                        Mr. Kilgore has practiced law as a             March
Kilgore                                                       partner in the firm of McGinnis, Lochridge     1995
(Class II)                                                    and Kilgore, Austin, Texas for more than
                                                              five years. He served in the U.S.
                                                              House of Representatives for five terms
                                                              and holds the rank of Major General in
                                                              the Air Force Reserve (Retired). He is
                                                              a member of the Board of Directors of Texas
                                                              Regional Bancshares, Inc and the Texas
                                                              State Bank. He is a member of the Board of
                                                              Trustees of the Scott and White Memorial
                                                              Hospital and Scott, Sherwood and Brindley
                                                              Foundation. He is also a director of
                                                              Reno Air, Inc.




Name of                                                       Principal Occupation(s)
Nominee or                    Current Position(s)             and Employment During                          Director
Director          Age         With the Company                Past Five Years                                Since
---------------------------------------------------------------------------------------------------------------------
Incumbent Directors whose terms expire in 1997
---------------------------------------------------------------------------------------------------------------------

James R.          70          Director                        Mr. Loomis retired in                          May
Loomis                                                        February, 1992 as Chairman                     1986
(Class III)                                                   and Chief Executive Officer
                                                              of Magnavox Electronic Systems
                                                              Co., a position he held since
                                                              May, 1990.  Magnavox Electronic
                                                              Systems Co. has its headquarters
                                                              in Fort Wayne, Indiana and is a
                                                              manufacturer of electronic
                                                              equipment.  From 1980 to 1990,
                                                              Mr. Loomis had been President
                                                              and Chief Operating Officer of that
                                                              company

William L.        55          Director,                       Mr. Norman is the founder of                   February,
Norman                        President of                    Norman Enterprises, Inc., of                   1978
(Class III)                   Norman                          Burbank, California, a wholly-
                              Enterprises, Inc.               owned subsidiary of the Company
                                                              and a manufacturer of electronic
                                                              flash equipment.  He has been
                                                              the president of Norman Enterprises,
                                                              Inc., for more than five years.  In
                                                              July 1994, a California real estate
                                                              partnership for which Mr. Norman is a
                                                              general partner filed for protection under
                                                              Chapter 11 under the U.S. Bankruptcy Code.



Name of                                                       Principal Occupation(s)
Nominee or                    Current Position(s)             and Employment During                          Director
Director          Age         With the Company                Past Five Years                                Since
---------------------------------------------------------------------------------------------------------------------
Incumbent Directors whose terms expire in 1998
---------------------------------------------------------------------------------------------------------------------

Leslie A.         70          Chairman of the                 Mr. Willig, who received a                     June,
Willig                        Board, Chief                    Ph.D. in Industrial                            1974
(Class I)                     Executive Officer,              Management from the School
                              President and                   of Business of the University
                              Director                        of Iowa in 1956, has been a
                                                              member and Chairman of the Board
                                                              of Directors of the Company since
                                                              June, 1974, has been its Chief
                                                              Executive Officer since August, 1974
                                                              and has been its President since
                                                              May, 1975. For more than five
                                                              years, Mr. Willig also has acted as
                                                              a self-employed business and real
                                                              estate broker in Indiana.

George A.         70          Director                        Mr. Kiproff is a retired                       July,
Kiproff                                                       President of DEK Identification                1967
(Class I)                                                     Systems, a firm producing
                                                              identification cards and drivers
                                                              licenses which is headquartered in
                                                              Fort Wayne, Indiana. He also
                                                              acted as public accountant in Fort
                                                              Wayne.




                                 BOARD MEETINGS

         The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no separate Nominating Committee but acts as a whole in that capacity. The Compensation Committee reviews and recommends compensation for officers and directors of the Company, and the Audit Committee assists the Board in satisfying its responsibilities relating to the accounting, auditing and reporting practices of the Company.

         Each committee consists of the four independent members, James R. Loomis, George A. Kiproff, Joe M. Kilgore and Thomas J. Cassady. The Compensation Committee met once and the Audit Committee met twice during fiscal year 1995. All the members of each committee attended all of the committee meetings during the year.

         The Company's Board of Directors held four meetings during fiscal year 1995. All the directors attended all the meetings of the Board during the year.


                              CERTAIN TRANSACTIONS

         As the Company has previously announced, the Board of Directors has approved a stock repurchase program under which up to $1,500,000 of the Company's outstanding shares of Common Stock may be repurchased in the open market, by block purchases or in private transactions. At the February 23, 1996 meeting the Board of Directors increased the stock repurchase authorization to $2,000,000. The Board of Directors (excluding Mr. Kiproff) authorized the purchase of a block of 18,750 shares of Common Stock in a private transaction from Mr. Kiproff, one of the directors and a nominee for election at the Annual Meeting, in connection with the stock repurchase program. The Company purchased the shares from Mr. Kiproff on January 10, 1995 at a price of $6.00 per share which was the closing market bid price for the Company's Common Stock on that date.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and noncash compensation of each of the last three years awarded to or earned for the CEO and the four other most highly compensated executive officers of the Company and/or Norman Enterprises, Inc.
(NEI) and/or Nord Photo Engineering, Inc. (NPE). NEI and NPE are wholly-owned subsidiaries of the Company.

                                                                                      LONG-TERM              ALL
                                             ANNUAL COMPENSATION                     COMPENSATION           OTHER
NAME & PRINCIPAL POSITION           YEAR         SALARY ($)         BONUS ($)         OPTIONS (#)     COMPENSATION($)(3)
-------------------------           ----         ----------         ----------        -----------      ----------------
LESLIE A. WILLIG                    1995         148,000            35,000(2)                0                     0
Chairman, President and             1994         148,000                 0                   0                 9,044
Chief Executive Officer             1993         139,925            21,024(1)           15,000                36,402

WILLIAM L. NORMAN                   1995         120,500            21,000(2)                0                 5,565
President of Norman                 1994         120,000                 0              10,000                 4,965
Enterprises, Inc.                   1993         115,000                 0                   0                11,966

ROGER M. JOHNSON                    1995          83,000            14,000(2)                0                 7,901
Executive Vice President            1994          80,000                 0                   0                13,518
                                    1993          76,025            64,397(1)           10,000                17,220

CURTIS R. JACKELS                   1995          92,000            14,000(2)                0                 1,480
Vice President-Treasurer            1994          92,000                 0                   0                 7,001
                                    1993          89,500            14,016(1)            5,000                 8,434

PATRICK J. GILLIGAN                 1995          95,000            14,000(2)                0                     0
Executive Vice President            1994          90,000             4,144(1)                0                 5,721
President of Nord Photo             1993          84,000                 0              10,000                 3,172
Engineering,Inc.


(1) Cash bonuses have been included as compensation for the year earned even though such bonuses were actually calculated and paid in different years. The aggregate amount allocated for bonuses for a particular year is established by the Board of Directors and normally is equal to a percentage of the Company's consolidated corporate pretax profits for the year. Generally, an officer will not be entitled to a cash bonus unless the pretax profit of the Company or of the subsidiary or division for which the officer is responsible exceeds an amount which is approved by the Board of Directors and the individual meets the performance criteria determined by the President of the Company. (No bonuses under this plan were earned in 1995).

(2) All optionees, upon exercise of their non-qualified stock option, receive a cash bonus of 5% of the exercise price if exercised in the third year of the option; 10% if exercised in the fourth year and 40% if exercised in the fifth year. Each of the officers received a 40% cash bonus during 1995 upon exercise of these stock options.

(3) All other compensation includes the portion of the Company's contribution to a profit sharing plan which became vested (there was no profit sharing in 1995) and the compensation accrued for the Executive Salary Continuation Plan as follows: W.L. Norman - $5,565, R.M. Johnson - $7,901, and C.R. Jackels - $1,480.


OPTION GRANTS IN 1995


There were no options granted to officers during 1995.(1)(2)



(1) In 1983, the Board of Directors adopted the Company's 1983 Stock Option Plan. Pursuant to the Plan, the Board determines which directors, officers or employees of the Company or its subsidiaries will receive stock options, the number of shares to be covered by each option, the option exercise price, and the other terms and conditions of the option. Unless otherwise determined by the Board of Directors, an option under the plan is to be granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, will have a term not exceeding five years, will be exercisable in installments rather than being immediately exercisable in full, and may provide for the payment of a cash bonus to the optionee (to help cover federal income tax withholding requirements) at the time the option is exercised. The cash bonuses are 5% of the exercise price if exercised in the third year of the option, 10% if exercised in the fourth year and 40% if exercised in the fifth year.

(2) Stock options expire on the fifth anniversary of the grant date. The optionee may not purchase any of the option shares until after the second anniversary of the grant date. During each of the three years following the second anniversary of the grant, the optionee's rights to purchase are vested thirty-three and one-third percent (33 1/3%) of the total number of shares of Common Stock granted.



AGGREGATED OPTION EXERCISES IN 1995 AND DECEMBER 31, 1995 OPTION VALUE



                              NUMBER OF UNEXERCISED OPTIONS                      VALUE OF UNEXERCISED IN-THE-MONEY
                                  AT DECEMBER 31, 1995                          OPTIONS AT DECEMBER 31, 1995 ($)(2)
                                  --------------------                          -----------------------------------

                       SHARES ACQUIRED        VALUE
NAME                     ON EXERCISE       REALIZED (1)        EXERCISABLE       UNEXERCISABLE    EXCERCISASBLE     UNEXERCISABLE
----                     -----------       -------------       -----------       -------------    -------------    ---------------
L.  A.  WILLIG             31,250             53,125             5,000            10,000                0                0
W. L. NORMAN               18,750             31,875                 0            10,000                0                0
R. M. JOHNSON              12,500              8,750             3,333             6,667                0                0
C. R. JACKELS              12,500             11,875             1,333             3,667                0                0
P. J. GILLIGAN             12,500             11,875             3,333             6,667                0                0



(1) Market value of shares at exercise date minus the exercise price.

(2) Value calculated based on December 31, 1995 market value of $3.63 per share less the exercise price per share multiplied by the number of option shares.



COMPENSATION OF DIRECTORS


         Each director who is not an employee of the Company or subsidiaries ("outside director") receives $12,000 per year. Also, a fee of $500 is paid to each outside director for each board or committee meeting attended. Those directors who are employees are not specifically compensated for their duties as directors. The total amount paid to all directors for services as directors during fiscal year 1995 was $47,500. Also, under the Company's stock option plan, each participant receives a cash bonus. (See Option Grants in 1995 for details of plan). Three outside directors exercised options in 1995, receiving a bonus of $21,000 each.


EXECUTIVE SALARY CONTINUATION PLAN

         In 1985, the Board of Directors adopted an Executive Salary Continuation Plan to provide salary continuation benefits to selected executives of the Company. Pursuant to the Plan the Board of Directors determines which key executive employees may participate in the Plan. Each participant who continues in employment with the Company or one of its subsidiaries until age 65, or dies while employed by the Company, shall be entitled to receive salary continuation benefits payable monthly for not less than 15 years. In the event of the death of a participant, payments will be made to the participant's beneficiary. If a participant dies before reaching age 67, salary continuation benefits will be paid to the beneficiary of the participant for 15 years or until the participant would have reached the age 67, whichever is longer. The amount of the salary continuation benefits to be paid each year is 20% of the projected annual salary of the participant at age 67. The projected annual salary is equal to the salary the participant would receive at age 67 if his salary on August 9, 1985, (the date of adoption of the Plan) was increased by 5% each year until the participant reached age 67. The Company maintains a life insurance policy for the individuals covered under the Plan, the proceeds of which are intended to reimburse the Company for payment of salary continuation benefits. For the participating individuals the estimated annual payment, assuming retirement at age 67, is as follows: L.A. Willig, $32,832, W.L. Norman, $36,150, R.M. Johnson, $24,947, and C.R. Jackels, $48,534.

PROFIT SHARING PLAN

         In 1976, the Board of Directors adopted a Profit Sharing Plan under which all employees of the Company after one year of service are eligible to participate if they have completed 1,000 hours of service during the fiscal year. The Company's contribution to the Plan for any fiscal year is determined annually by the Board of Directors, in its sole discretion, and paid out of the Company's net income or retained earnings. The Company did not make a contribution to the plan for fiscal 1995. Company contributions are allocated to the participant's account in relation to the salaries of all participants. A participant vests in his or her account at a rate of twenty percent for every year of service and is vested one hundred percent at the end of five years of service.



                             PRINCIPAL SHAREHOLDERS

         The only persons known to the Company to be beneficial owners of more than five percent of the Company's Common Stock, $.08 par value, as of March 11, 1996, are set forth in the table below. Unless otherwise indicated the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address               Amount Beneficially                Percent of
of Beneficial Owner                  Owned                        Class (1)
-----------------------------------------------------------------------------

Joe M. Kilgore                      100,537                          6.25%
1300 Capitol Center
919 Congress Avenue
Austin, Texas

Richard P. Kiphart                  136,093                          8.46%
135 South LaSalle Street
Chicago,  Illinois

Leslie A. Willig                    214,656 (2)                     13.31%
135 LN 780 Snow Lake
Fremont, Indiana


(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 11, 1996, or within 60 days of such date are treated as also outstanding when determining the percent owned by such person and when determining the percent owned by a group of which such a person is a member.

(2) Includes 5,000 shares not outstanding but obtainable upon exercise of presently exercisable options. Mr. Willig has sole power to vote and direct the disposition of the 209,656 shares which are beneficially owned by him and presently outstanding.


                     SHAREHOLDINGS OF OFFICERS AND DIRECTORS


         The beneficial ownership of the Company's Common Stock, $.08 par value, by directors and nominees for directors and by all of the Company's present officers and directors as a group, as of March 11, 1996, are set forth in the table below.


Name of Individual or           Number of Shares                 Percent of
Identity of Group               Beneficially Owned               Class (1)
-----------------------------------------------------------------------------

Leslie A. Willig                   214,656 (2)                     13.31%
George A. Kiproff                   14,375 (3)                       .89%
William L. Norman                   36,002 (4)                      2.24%
Thomas J. Cassady                   47,312 (5)                      2.93%
James R. Loomis                     18,562 (6)                      1.16%
Joe M. Kilgore                     100,537 (7)                      6.25%
All Officers and
Directors as a Group
(10 persons)                       503,474 (8)                     30.79%



(1)      See footnote (1) to preceding table.

(2)      See footnote (2) to preceding table.

(3) Includes 2,000 shares not outstanding but obtainable upon exercise of a presently exercisable stock option. Mr. Kiproff has sole power to vote and direct the disposition of the 12,375 shares which are beneficially owned by him and presently outstanding.

(4) Mr. Norman has sole power to vote and direct the disposition of the 30,002 shares which are beneficially owned by him and presently outstanding.

(5) Includes 2,000 shares not outstanding but obtainable upon exercise of a presently exercisable stock option. Mr. Cassady has sole power to vote and direct the disposition of the 45,312 shares which are beneficially owned by him and presently outstanding.

(6) Includes 2,000 shares not outstanding but obtainable upon exercise of a presently exercisable stock option. Mr. Loomis has sole power to vote and direct the disposition of the 16,562 shares which are beneficially owned by him and presently outstanding.

(7) Mr. Kilgore has sole power to vote and direct the disposition of the 100,537 shares which are beneficially owned by him and presently outstanding.

(8) Includes 272,250 shares not outstanding but obtainable upon exercise of presently exercisable stock options. Members of the group have sole power to vote and direct the disposition of the 476,314 shares which are beneficially owned by them and presently outstanding.



                              INDEPENDENT AUDITORS

         The Company has selected Virchow, Krause & Company, LLP, certified public accountants, as the independent auditors for the Company and its subsidiaries for the year ending December 31, 1995. The firm has acted as auditors for the Company and its subsidiaries since October 1, 1974.

         The Board of Directors expects that a representative of Virchow, Krause & Company, LLP, will be present at the Company's 1996 Annual Meeting of Shareholders. Such representative will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                             SHAREHOLDERS PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 1997 Annual Meeting must be received by the Company by December 15, 1996 to be includable in the Company's Proxy Statement and related proxy for the 1997 Annual Meeting.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the Meeting. If any other matter properly comes before the Meeting, the appointees named in the proxies will vote in accordance with their best judgement.

                                  ANNUAL REPORT

         A copy of the Company's Report to Shareholders for the year ended December 31, 1995, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of such Report is incorporated herein and no part thereof is to be considered proxy soliciting materials.


         THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF MARCH 11, 1996, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH ANNUAL REPORT. THE FORM 10-K INCLUDES A LIST OF EXHIBITS NOT CONTAINED THEREIN. SUCH EXHIBITS WILL BE FURNISHED UPON WRITTEN REQUEST AT A CHARGE OF $.50 PER PAGE PLUS THE COMPANY'S MAILING EXPENSES. ALL SUCH REQUESTS SHOULD BE SENT TO VICE PRESIDENT-TREASURER, PHOTO CONTROL CORPORATION, 4800 QUEBEC AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55428.


                                                  BY ORDER OF THE
                                                  BOARD OF DIRECTORS,

                                                  Leslie A. Willig
                                                  Chairman

Date:  April 1, 1996
Minneapolis,  Minnesota